EXHIBIT 10.1
FIRST AMENDMENT
FIRST AMENDMENT, dated as of July 20, 2011 (this “First Amendment”), to the Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of June 30, 2011 (the “Credit Agreement”), among Nebraska Book Company, Inc., a Kansas corporation (the “Borrower”), NBC Holdings Corp., NBC Acquisition Corp., each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the lenders party from time to time thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement, as more fully described herein; and
WHEREAS, the Lenders and the Administrative Agent are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
2. Amendment to the Preamble.
The Preamble of the Credit Agreement is amended by (a) deleting the word “and” in the penultimate line thereof and inserting a “,“in lieu thereof and by (b) inserting “and Ally Commercial Finance LLC and The CIT Group/Business Credit, Inc., as documentation agents (in such capacity, the “Documentation Agents”)” at the end thereof.
3. Amendments to Section 1.1 (Defined Terms)
(a) Section 1.1 of the Credit Agreement is amended by adding the following definition in proper alphabetical order:
“Documentation Agents”: as defined in the preamble hereto.
(b) Clause (a) of the definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“(a) for the Term Loans, (i) 5.00% per annum in the case of Base Rate Loans and (ii) 6.00% per annum in the case of Eurodollar Loans”

(c) The definition of “Supermajority Revolving Lenders” set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:
“Supermajority Revolving Lenders”: the holders of more than 75% of the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Credit Exposure; provided that, at any time, the Supermajority Revolving Lenders must include each Revolving Lender holding a Revolving Credit Commitment in an amount greater than or equal to $18,750,000 at such time (and if the Revolving Credit Commitments have been terminated, each Revolving Lender with a Revolving Credit Commitment in an amount greater than or equal to $18,750,000 immediately prior to such termination).
4. Amendment to Section 2.2 (Procedure for Borrowing).
Section 2.2(a) of the Credit Agreement is amended by deleting “1:00 P.M” where it last appears in Section 2.2(a) and inserting “3:00 P.M” in lieu thereof.
5. Amendment to Section 3.3 (Commission, Fees and Other Charges).
Section 3.3(a) of the Credit Agreement is amended by deleting the word “Lenders” therein and inserting “Revolving Lenders” in lieu thereof.
6. Amendment to Section 5.1 (Conditions to First Availability Date).
Section 5.1(p) of the Credit Agreement is amended by adding the words “and the Supermajority Revolving Lenders” after the words “or such other amount acceptable to the Administrative Agent” in clause (iii) thereof.
7. Amendment to Section 9 (The Agents).
Section 9 of the Credit Agreement is amended by adding a new Section 9.13 as follows:
“9.13 Documentation Agents. None of the Documentation Agents shall have any duties or responsibilities hereunder in its capacity as such.”.
8. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this First Amendment. The Borrower represents and warrants that, after giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.
9. Effectiveness. This First Amendment shall become effective on the date the following conditions precedent are satisfied:
(a) First Amendment. The Administrative Agent shall have received this First Amendment executed and delivered by the Administrative Agent, the Borrower, Holdings, SuperHoldings and each Lender party to the Credit Agreement.
(b) Expenses. The Borrower has paid or reimbursed the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
Upon the effectiveness of this First Amendment pursuant to this Section 9, the amendment to the definition of “Applicable Margin” pursuant to clause (b) of Section 3 hereof shall become effective retroactively as of July 15, 2011.

10. Continuing Effect of the Credit Agreement. This First Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.
11. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled and other electronically transmitted counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
12. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NBC HOLDINGS CORP.
By:
Name:
Title:

NBC ACQUISITION CORP.
By:
Name:
Title:

NEBRASKA BOOK COMPANY, INC.
By:
Name:
Title:
[First Amendment to the Nebraska Book Company, Inc. Secured Superpriority Debtor-In-Possession Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:
Name:
Title:
[First Amendment to the Nebraska Book Company, Inc. Secured Superpriority Debtor-In-Possession Credit Agreement]